UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2013, NTELOS Holdings Corp. (the “Company”) held its 2013 Annual Meeting of Stockholders. The following matters were voted upon and the results of the voting are as follows:

Proposal 1: Election of Directors — Each of the individuals identified below was elected to serve as a director of the Company until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee are set forth below:

Name	For	Votes Withheld	Broker Non-Votes
Timothy G. Biltz	16,959,151	496,034	2,669,937
Rodney D. Dir	16,300,079	1,155,106	2,669,937
Stephen C. Duggan	17,152,253	302,932	2,669,937
Daniel J. Heneghan	16,644,831	810,354	2,669,937
Michael Huber	14,562,149	2,893,036	2,669,937
James A. Hyde	16,980,787	474,398	2,669,937
Alfheidur H. Saemundsson	16,957,997	497,188	2,669,937
Ellen O’Connor Vos	14,616,280	2,838,905	2,669,937

Proposal 2: Executive Compensation. A non-binding resolution approving the compensation of the Company’s named executive officers was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such resolution are set forth below:

For	16,644,595
Against	764,383
Abstain	46,207
Broker Non-Votes	2,669,937

Proposal 3: Ratification of KPMG Appointment. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such ratification are set forth below:

For	19,281,138
Against	829,469
Abstain	14,515
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and Secretary

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